Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 9 TO
RECEIVABLES FINANCING AGREEMENT

This AMENDMENT NO. 9 TO RECEIVABLES FINANCING AGREEMENT, dated as of June 9, 2023 (this “Amendment”), among PG&E AR Facility, LLC, a Delaware limited liability company (the “Borrower”), Pacific Gas and Electric Company, a California corporation (“PG&E”), as initial Servicer (in such capacity, the “Servicer”) and as retention holder (in such capacity, the “Retention Holder”), JPMorgan Chase Bank, N.A. (“JPM”), as a Committed Lender and as a Group Agent, Jupiter Securitization Company LLC (“Jupiter”), as a Conduit Lender, Mizuho Bank, Ltd. (“Mizuho”), as a Committed Lender and as a Group Agent, BNP Paribas (“BNP”), as a Committed Lender and as a Group Agent, Starbird Funding Corporation (“Starbird”), as a Conduit Lender, Victory Receivables Corporation (“Victory”), as a Conduit Lender, and MUFG Bank, Ltd. (“MUFG”), as a Committed Lender, as a Group Agent and as Administrative Agent.
W I T N E S S E T H:
WHEREAS, the parties hereto have heretofore entered into that certain Receivables Financing Agreement, dated as of October 5, 2020 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Agreement”);
WHEREAS, concurrently herewith, the Borrower, the Servicer, each Group Agent and the Administrative Agent are entering into that certain Amended and Restated Fee Letter, dated as of the date hereof (as amended, restated, supplemented, assigned or otherwise modified from time to the, the “Fee Letter”); and
WHEREAS, the parties hereto seek to modify the Agreement upon the terms hereof.
NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), each of the parties hereto agree as follows:
A G R E E M E N T:
1.    Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) Section 1.01 of the Agreement.
2.    Amendments to the Agreement. Effective as of the date hereof, the Agreement is hereby amended to incorporate the changes shown on the marked pages of the Agreement attached hereto as Exhibit A.
3.    Conditions to Effectiveness. This Amendment shall be effective as of the date hereof, upon satisfaction of the following conditions:
(a)    receipt by the Administrative Agent of executed counterparts of this Amendment duly executed by each of the parties hereto;

(b)    receipt by the Administrative Agent of executed counterparts of the Fee Letter duly executed by each of the parties thereto; and
(c)    the Administrative Agent shall have received evidence that the Upfront Fee (as defined in the Fee Letter) has been received by each Group Agent.
4.    Certain Representations and Warranties. Each of the Servicer, the Retention Holder and the Borrower represents and warrants to each Credit Party as of the date hereof, as follows:
(a)    Representations and Warranties. Both before and immediately after giving effect to this Amendment, the Fee Letter and the transactions contemplated hereby and thereby, all of its respective representations and warranties contained in the Agreement (other than the representations and warranties set forth in Sections 6.01(f)(ii) and (l) of the Agreement and in Sections 6.02(f)(ii), (m)(i), (m)(ii) and (p) of the Agreement) and each other Transaction Document to which it is a party that (x) do not contain a materiality qualification are true and correct in all material respects on and as of the date hereof, and (y) contains a materiality qualification are true and correct on and as of the date hereof (or, to the extent such representations and warranties specifically relate to an earlier date, such representations and warranties were true and correct in all material respects, or true and correct, as the case maybe, as of such earlier date).
(b)    Power and Authority; Due Authorization. That it has all necessary corporate power, limited liability company power, and authority (as applicable) to (i) execute and deliver this Amendment, the Fee Letter and the transactions contemplated hereby and thereby and (ii) perform its obligations under this Amendment, the Agreement (as amended hereby), the Fee Letter and each of the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Amendment, the Agreement, the Fee Letter and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action, as applicable.
(c)    Binding Obligations. This Amendment, the Agreement (as amended hereby), the Fee Letter and each of the other Transaction Documents to which it is a party constitute the legal, valid and binding obligations of the Borrower, the Servicer and the Retention Holder, as applicable, enforceable against the Borrower, the Servicer or the Retention Holder, as applicable, in accordance with their respective terms, except as enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (y) applicable Requirements of Law (including the approval of the CPUC) prior to foreclosure or other exercise of remedies hereunder or under the Transaction Documents.
(d)    No Event of Default or Termination Events. No Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event has occurred and is continuing, and no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event would result from this Amendment, the Fee Letter or the transactions contemplated hereby or thereby.
5.    Reference to and Effect on the Agreement and the Other Transaction Documents.
(a)    From and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” or words of like import,
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and each reference in each of the other Transaction Documents to the “Receivables Financing Agreement”, “thereunder”, “thereof” or words of like import, in each case referring to the Agreement, shall mean and be, a reference to the Agreement, as amended hereby.
(b)    The Agreement (except as specifically amended herein) and the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto and shall remain in full force and effect in accordance with its respective terms.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of or amendment to, any right, power or remedy of the Administrative Agent or any other Credit Party under, nor constitute a waiver of or amendment to, any other provision or condition under, the Agreement or any other Transaction Document.
6.    Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the other Credit Parties in connection with the preparation, negotiation, execution and delivery of this Amendment and the transactions contemplated hereby.
7.    GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).
8.    Transaction Documents. This Amendment is a Transaction Document executed pursuant to the Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.
9.    Integration. This Amendment, the Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
10.    Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
11.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof or any other electronic means as provided in the immediately following sentence. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted
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by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
12.    Mutual Negotiations. This Amendment is the product of mutual negotiations by the parties hereto and their counsel, and no party shall be deemed the draftsperson of this Amendment or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Amendment, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
13.    Headings. The captions and headings of this Amendment are included herein for convenience of reference only and shall not affect the interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PG&E AR FACILITY, LLC By: /s/ Margaret K. Becker Name: Margaret K. Becker Title: Vice President and Treasurer

PACIFIC GAS AND ELECTRIC COMPANY, as the Servicer and as Retention Holder By: /s/ Margaret K. Becker Name: Margaret K. Becker Title: Vice President and Treasurer

    S-1    Amendment No. 9 to RFA

MUFG BANK, LTD., as Administrative Agent By: /s/ Eric Williams Name: Eric Williams Title: Managing Director

MUFG BANK, LTD., as Group Agent for the MUFG Group By: /s/ Eric Williams Name: Eric Williams Title: Managing Director

MUFG BANK, LTD., as a Committed Lender By: /s/ Eric Williams Name: Eric Williams Title: Managing Director
VICTORY RECEIVABLES CORPORATION, as a Conduit Lender By: /s/ Kevin J. Corrigan Name: Kevin J. Corrigan Title: Vice President

    S-2    Amendment No. 9 to RFA

MIZUHO BANK, LTD., as Group Agent for the Mizuho Group By: /s/ David Krafchik Name: David Krafchik Title: Director

MIZUHO BANK, LTD., as a Committed Lender By: /s/ David Krafchik Name: David Krafchik Title: Director

    S-3    Amendment No. 9 to RFA

BNP PARIBAS,
as Group Agent for the BNP Group

By: /s/ Steven Parsons
Name: Steven Parsons
Title: Managing Director

By: /s/ Chris Fukuoka
Name: Chris Fukuoka
Title: Director

BNP PARIBAS,
as a Committed Lender

By: /s/ Steven Parsons
Name: Steven Parsons
Title: Managing Director

By: /s/ Chris Fukuoka
Name: Chris Fukuoka
Title: Director

STARBIRD FUNDING CORPORATION,
as a Conduit Lender

By: /s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as Group Agent for the JPM Group

By: /s/ John M Kuhns
Name: John M Kuhns
Title: Executive Director

JPMORGAN CHASE BANK, N.A.,
as a Committed Lender

By: /s/ John M Kuhns
Name: John M Kuhns
Title: Executive Director

JUPITER SECURITIZATION COMPANY LLC,
as a Conduit Lender

By: /s/ John M Kuhns
Name: John M Kuhns
Title: Executive Director
    S-4    Amendment No. 9 to RFA

Exhibit A
(attached)

EXECUTION VERSION
EXHIBIT A To Amendment ~~8~~9 to Receivables Financing Agreement, dated as of
~~September 30, 2022~~
June 9, 2023

RECEIVABLES FINANCING AGREEMENT

Dated as of October 5, 2020 by and among
PG&E AR FACILITY, LLC,
as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Lenders and as Group Agents,

MUFG BANK, LTD.,
as Administrative Agent, and
PACIFIC GAS AND ELECTRIC COMPANY,
as initial Servicer and as Retention Holder

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

~~“Eighth Amendment Date” means September 30, 2022.~~

“Eligible Assignee” means (i) any Committed Lender or any of its Affiliates, (ii) any Person managed by a Committed Lender or any of its Affiliates and (iii) any other financial or other institution.

“Eligible Contract” means a Contract governed by the law of the United States of America or of any State thereof that contains an obligation to pay a specified sum of money on or before a date certain and that has been duly authorized by each party thereto and which (i) does not contain a legally enforceable right on the part of the Obligor thereunder to consent to any transfer, sale or assignment thereof or of the related Receivable or any proceeds of any of the foregoing, (ii) is not subject to a confidentiality provision, covenant of non-disclosure or similar restrictions that would restrict the ability of the Administrative Agent or any Credit Party to fully exercise or enforce its rights under the Transaction Documents (including any rights thereunder assigned or originated to them hereunder) with respect to the related Receivable, (iii) is not “chattel paper” as defined in the UCC of any jurisdiction governing the perfection or assignment of the related Receivable, (iv) that is in substantially the form of one of the form contracts set forth on Exhibit D hereto or otherwise approved by the Administrative Agent in writing and (v) is in full force and effect.

“Eligible Receivable” means, as of any date of determination, a Receivable:

(a) (i) which represents all or part of the sales price of goods sold, or services provided, by an Originator to the related Obligor in the ordinary course of such Originator’s business, (ii) which has been sold or contributed and otherwise validly transferred to the Borrower pursuant to the Purchase and Sale Agreement and for which the Borrower has good and marketable title thereto free and clear of any Adverse Claim, (iii) for which all obligations of the related Originator in connection with which have been fully performed, (iv) no portion of which is in respect of any amount as to which the related Obligor is permitted to withhold payment until the occurrence of a specified event or condition (including “guaranteed” or “conditional” sales or any performance by an Originator), (v) which is not issued under cash-in-advance or cash-on-account terms and (vi) with payment terms of not more than 60 days from the original invoice date for such Receivable; provided that, for the avoidance of doubt, no

“Miscellaneous Items” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator that does not constitute a Receivable or an Excluded Receivable.

“Miscellaneous Collections” means, with respect to any Miscellaneous Items, all funds that are received by any PG&E Party or any other Person on their behalf in payment of any amounts owed in respect of such Miscellaneous Item.

“Mizuho” means Mizuho Bank, Ltd.

“Modified Receivable” means a Receivable as to which the payment terms of the related Contract have been extended or modified for credit reasons since the origination of such Receivable.

“Monthly Report” means a report, in substantially the form of Exhibit G.

“Monthly Settlement Date” means the second (2nd) Business Day after each Reporting
Date.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“MUFG” has the meaning set forth in the preamble to this Agreement.

“Multiemployer Plan” means a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Receivable Pool Balance” means, at any time, an amount equal to the aggregate Unpaid Balance of Pool Receivables that are Eligible Receivables determined at such time, minus (without duplication) the sum of (a) the aggregate Excess Obligor Concentration Amount at such time, plus (b) the Excess Medical Receivable Concentration Amount at such time, plus
(c) the Excess Federal Government Receivables Concentration Amount at such time, plus (d) the Excess Non-Federal Government Receivables Concentration Amount at such time, plus (e) the Excess CARE Program Concentration Amount at such time, plus (f) the Excess FERA

Program Concentration Amount at such time, plus (g) the Excess Unbilled Receivables Concentration Amount at such time, plus (h) the Excess Budget Bill Concentration Amount at such time, plus
(i) the Excess Deposit Balance Concentration Amount at such time, plus (j) during each month of each California Climate Credit Period, the related California Climate Credit Accrual, plus (k) the aggregate amount of all Customer Refunds at such time, plus (l) the Customer Payables Proxy at such time, plus (m) during each month of each Other Credit Period, the aggregate related Other Credit Accrual, plus (n) the Excess Extended Unbilled Receivables Concentration Amount at such time.

“Ninth Amendment Date” means June 9, 2023.

“Non-Federal Government Receivable” means any Receivable the Obligor of which is a Governmental Authority other than a Federal Government Obligor.

“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable; provided that such goods shall no longer constitute Returned Goods after a Deemed Collection has been deposited in a Borrower Account with respect to the full Unpaid Balance of the related Receivables.

“Revenue Assurance Receivable” means any Receivable, the Obligor of which acquired the related good or service unlawfully or otherwise without the consent of the related Originator, including as a result of meter tampering, bypassing meters, tapping gas or power lines, tapping into neighboring premises and self-reconnection without consent.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.
“Sale Termination Event” has the meaning set forth in the Purchase and Sale Agreement. “Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including as of the Sixth Amendment Date, Cuba, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Crimea (Ukraine), Iran, Syria and North Korea.

“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (or any successor thereto) or the U.S. Department of State, or as otherwise published from time to time; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country; (d) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions; or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Sanctions” has the meaning set forth in Section 6.01(n)(i).

“Scheduled Termination Date” means the earlier of (i) ~~September 30~~June 9, ~~2024~~2025, as such date may be extended from time to time pursuant to Section 2.02(g) and (ii) the date that is ten (10) Business Days after the delivery of notice from the Borrower to the Administrative Agent and each Group Agent pursuant to Section 2.02(e) notifying the Administrative Agent and each Group Agent of the Scheduled Termination Date.

“Seasonal Limit Change Date” has the meaning set forth in Section 2.02(h).

“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

modify the Commitment of each Committed Lender for one or more Periods and the desired effective date thereof (such desired date, the "Seasonal Limit Change Date") by delivering a Seasonal Commitment Change Request in the form attached hereto as Exhibit L to such Persons, provided that (i) such request is delivered not less than ten (10) Business Days prior to the requested Seasonal Limit Change Date, (ii) the requested aggregate change in Commitments for any Period is allocated ratably among the Committed Lenders, (iii) the aggregate Commitments for the Lenders for any Period does not (x) exceed $1,500,000,000 or (y) fall below
$1,000,000,000 and (iv) no more than two Seasonal Commitment Change Requests are delivered during any one-year period, commencing with the ~~Eighth~~Ninth Amendment Date. In the event that one or more Committed Lenders are agreeable to such modification, each applicable Group Agent and each applicable Committed Lender shall countersign such Seasonal Commitment Change Request, and so long as the Administrative Agent has received such countersigned signature pages from at least one Committed Lender, the Commitment of each applicable Committed Lender that has returned a countersigned signature page shall be modified for each applicable Period to the amount set forth in such Seasonal Commitment Change Request effective upon the Seasonal Limit Change Date; provided, however, that if any Committed Lender fails to so return a countersigned signature page within ten (10) Business Days of receipt of such request, then such Committed Lender shall be deemed to have declined such modification. On the Seasonal Limit Change Date, pursuant to notification provided by the Administrative Agent to the Lenders, the Lenders shall rebalance Capital among the Lenders such that after giving effect thereto, the Aggregate Capital is distributed ratably among the Groups based on each Group's Group Commitment.

SECTION 2.03. Interest and Fees.

(a)    On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 3.01, pay to each Group Agent, each Lender and the Administrative Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Borrower, the members of the applicable Group (or their Group Agent on their behalf) and/or the Administrative Agent (such fee letter agreements, each as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”).

(b)    Each Loan of each Lender and the Capital thereof shall accrue interest on each day when such Capital remains outstanding at the then applicable Interest Rate for such Loan. The Borrower shall pay all Interest, Fees and Breakage Fees accrued during each Interest Period on each Settlement Date in accordance with the terms and priorities for payment set forth in Section 3.01.

(c)    JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) hereby notifies each PG&E Party that: (i) JPMorgan Chase and/or its affiliates may from time to time purchase, hold or sell, as principal and/or agent, Notes issued by Jupiter Securitization Company LLC; (ii) JPMorgan Chase and/or its affiliates act as administrative agent for such Conduit Lender, and as administrative agent JPMorgan Chase manages such Conduit Lender’s issuance of Notes, including the selection of amount and tenor of Note issuance, and the discount or interest rate applicable thereto; (iii) JPMorgan Chase and/or its affiliates act as a dealer for such Conduit Lender’s Notes; and (iv) JPMorgan Chase’s activities as administrative agent for such Conduit

SCHEDULE I
Commitments

Party	Capacity	Period 1 Commitment
MUFG	Committed Lender	$550,000,000
Mizuho	Committed Lender	$316,666,666.67
BNP	Committed Lender	$316,666,666.67
JPM	Committed Lender	$316,666,666.67

Party	Capacity	Period 2 Commitment
MUFG	Committed Lender	$~~366,666,666.67~~458,3 33,333.33
Mizuho	Committed Lender	$~~211,111,111.11~~263,8 88,888.89
BNP	Committed Lender	$~~211,111,111.11~~263,8 88,888.89
JPM	Committed Lender	$~~211,111,111.11~~263,8 88,888.89

Schedule I-1

Party	Capacity	Period 3 Commitment
MUFG	Committed Lender	$~~458,333,333.33~~476,6 66,666.65
Mizuho	Committed Lender	$~~263,888,888.89~~274,4 44,444.45
BNP	Committed Lender	$~~263,888,888.89~~274,4 44,444.45
JPM	Committed Lender	$~~263,888,888.89~~274,4 44,444.45

Party	Capacity	Period 4 Commitment
MUFG	Committed Lender	$550,000,000
Mizuho	Committed Lender	$316,666,666.67
BNP	Committed Lender	$316,666,666.67

Schedule I-2

JPM	Committed Lender	$316,666,666.67

Party	Capacity	Period 5 Commitment
MUFG	Committed Lender	$~~440,000,000~~550,000, 000
Mizuho	Committed Lender	$~~253,333,333.34~~316,6 66,666.67
BNP	Committed Lender	$~~253,333,333.34~~316,6 66,666.67
JPM	Committed Lender	$~~253,333,333.34~~316,6 66,666.67

Party	Capacity	Period 6 Commitment
MUFG	Committed Lender	$~~458,333,333.33~~550,0 00,000
Mizuho	Committed Lender	$~~263,888,888.89~~316,6 66,666.67
BNP	Committed Lender	$~~263,888,888.89~~316,6 66,666.67
JPM	Committed Lender	$~~263,888,888.89~~316,6 66,666.67

Exhibit A

Schedule I-2